EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2010, with respect to the financial statements in the Annual Report of Innotrac Corporation on Form 10-K for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Innotrac Corporation on Forms S-8 (File No. 333-54970, effective February 5, 2001 and File No. 333-66045, effective October 23, 1998).

/s/ Grant Thornton, LLP

Atlanta, Georgia
March 31, 2010